UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2019

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 3.03    Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

As previously disclosed, on May 24, 2019, the stockholders of Jaguar Health, Inc. (the “Company”) approved at the 2019 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) a proposal to authorize the board of directors of the Company (the “Board”), in its discretion but on or before November 3, 2019, to amend the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “COI”), to effect a reverse stock split of the Company’s issued and outstanding shares of voting common stock (“Common Stock”) at a ratio not less than 1-for-30 and not greater than 1-for-70, with the exact ratio to be determined by the Board and included in a public announcement (the “Reverse Stock Split”).

The Board subsequently approved, in accordance with the authority granted by the Company’s stockholders at the Annual Meeting, a 1-for-70 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”). On June 3, 2019, the Company filed the Certificate of Fifth Amendment (the “Fifth Amendment”) to its COI with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, effective June 7, 2019 (the “Effective Date”).

When the Reverse Stock Split becomes effective, every seventy (70) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Date shall automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share.  No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

American Stock Transfer and Trust Company, LLC is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of their certificates for post-Reverse Stock Split shares of Common Stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

Commencing on June 7, 2019, trading of the Company’s Common Stock will continue on The NASDAQ Capital Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 47010C409. The new specimen Common Stock certificate of the Company is being filed herewith as Exhibit 4.1.

The foregoing description of the Fifth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 7.01    Regulation FD Disclosure.

On June 5, 2019, the Company issued a press release with respect to the previously announced offering of promissory notes to select accredited investors, a copy of which is being furnished as Exhibit 99.1 to this Form 8-K.

On June 6, 2019, the Company issued a press release with respect to the Reverse Stock Split, a copy of which is being furnished as Exhibit 99.2 to this Form 8-K.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall the information in this Item 7.01 (including Exhibits 99.1 and 99.2 attached hereto) be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
3.1	Certificate of Fifth Amendment of the Third Amended and Restated Certificate of Incorporation.

4.1	Specimen Common Stock Certificate of Jaguar Health, Inc.

99.1	Press Release, dated June 5, 2019.

99.2	Press Release, dated June 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: June 6, 2019	By:	/s/ Karen S. Wright
Name: Karen S. Wright
Title: Chief Financial Officer